SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.__)

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☐    Definitive Proxy Statement
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☐    Soliciting Material Pursuant to § 240.14a-12
SWEETGREEN, INC.
(Name of Registrant as Specified In Its Charter)

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Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items	Board Recommends
1. Election of Directors **Nominees:** 01) Neil Blumenthal 02) Julie Bornstein 03) Cliff Burrows 04) Nicolas Jammet 05) Valerie Jarrett 06) Youngme Moon 07) Jonathan Neman 08) Nathaniel Ru 09) Bradley Singer	For
2. Ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 25, 2022.	For

NOTE: Your proxy holder will also vote on any other business as may properly come before the meeting or any adjournment thereof (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve).

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